Exhibit (a)(10)


                             ILLINOIS POWER COMPANY
                               BOARD OF DIRECTORS

                                   RESOLUTIONS

     WHEREAS, the Company and its Board of Directors believe it is in the best interests of the Company to make certain modifications to the Illinois Power Company Employee Retention Plan (the "Plan") and Agreements, to preserve the original purpose of the Plan and the Agreements, which is to facilitate the retention of the services of motivated officers and employees of the Company and to clarify certain administrative issues;

     RESOLVED, that pursuant to the amending authority reserved to the Board of Directors of the Company, the Plan and the Employee Retention Agreements are hereby amended, effective February 7, 1996, in the following respects:

     1.   Employees  in Salary Band 4 who have not entered in separate  Employee
          Retention   Agreements   with  the  Company   shall  be  eligible  for
          participation in the Plan.

     2. The definition of "Good Reason" set forth in Section 3(a)(ii) of the Plan is hereby expanded to include a reduction in any material element of an eligible employee's compensation.

     3. The definition of "Change in Control" set forth in Section 3(a)(iii) of the Plan and as set forth in the Agreements is hereby modified to clarify that the acquisition of stock by a trustee of any employee benefit plan maintained by the Company will not be treated as a Change in Control, and to clarify that in no event will a merger or other transaction result in a Change in Control if the Company's shareholders own at least 80 percent of the surviving entity.

     4. Eligible employees who are terminated prior to a Change in Control at the request of a potential acquiror will be eligible for Plan, or Agreement, benefits.

     5. The provision in Section 2 of the Plan and in the Agreements which authorizes the Board to determine, after the fact, that a transaction is not a Change in Control is hereby eliminated.

     6. The Company, and its successors and assigns, waive any contract formation or other defenses it may otherwise be entitled to assert with respect to the Plan.

     RESOLVED, that the proper officers of the Company are hereby authorized and directed to do any and all acts and things and to execute and deliver any and all documents or instruments, including but not limited to the preparation and execution of an amended Plan document and of amended Agreements, as they shall deem necessary or appropriate to carry of the intent and purposes of the foregoing resolution.